EXHIBIT 10.90.11


                           GMAC COMMERCIAL FINANCE LLC
                           3000 Town Center, Suite 280
                              Southfield, MI 48075


                                                        October 28, 2003


TARRANT APPAREL GROUP
TAG MEX, INC.
FASHION RESOURCE (TCL), INC.
UNITED APPAREL VENTURES, LLC
3151 East Washington Boulevard
Los Angeles, CA 90023

                        Re: Amendment to Credit Agreement

Gentlemen:

         Reference is made to the Revolving Credit, Factoring and Security Agreement, dated as of January 21, 2000, by and among Tarrant Apparel Group ("Tarrant"), Tag Mex, Inc. ("Tag"), Fashion Resource (TCL), Inc. ("Fashion"), United Apparel Ventures, LLC ("United"; and together with Tarrant, Tag and Fashion, each, individually, a "Borrower" and collectively, the "Borrowers") and GMAC Commercial Finance LLC, as successor by merger with GMAC Commercial Credit LLC, as agent (as a lender and as successor in interest to Finova Capital Corporation and Sanwa Bank California, the "Agent"), and the Lenders from time to time parties thereto (as heretofore amended, and as the same now exists or may hereafter be amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified, the "Credit Agreement").

         Borrowers have requested that Agent make certain amendments to the Credit Agreement and Agent has agreed to do so, subject to the terms and provisions set forth herein, all as more particularly set forth below.

         1. DEFINITIONS. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

         2. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

                  (a) The definition of "Tangible Net Worth" as set forth in Section 1.2 of the Credit Agreement is hereby amended by adding the following at the end thereof:

                  "Notwithstanding anything to the contrary contained herein, for purposes of calculating Borrowers' Tangible Net Worth for the fiscal quarters ending September 30, 2003 and December 31, 2003, the value of Borrowers' assets located in Mexico shall be calculated using a fixed exchange rate for the Mexican Peso of 10.4176."

                  (b) Section 7.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "7.5 Financial Covenants. Borrowers shall maintain on a consolidated basis:

                  (a) Commencing with the Borrowers' fiscal quarter ending June 30, 2003, and as at the last day of each fiscal quarter thereafter, maintain at all times a Tangible Net Worth in an amount not less than the minimum amounts set forth below in respect to the corresponding dates noted below:

                  Date                                   Tangible Net Worth
                  ----                                   ------------------

                  June 30, 2003                            $75,000,000
                  September 30, 2003                       $65,000,000
                  December 31, 2003                        $65,000,000

                  (b) Commencing with the Borrowers' fiscal quarter ending June 30, 2003, and as at the last day of each fiscal quarter thereafter, maintain at all times a Fixed Charge Coverage in a ratio of not less than the minimum ratios set forth below in respect to the corresponding dates noted below.

                                                           Minimum Fixed
                  Date                                    Charge Coverage
                  ----                                    ---------------

                  June 30, 2003                            0.70 to 1.0
                  September 30, 2003                       0.75 to 1.0
                  December 31, 2003                        0.74 to 1.0

                  (c)      [INTENTIONALLY OMITTED]

                  (d) Commencing with the Borrower's fiscal quarter ending June 30, 2003, and as at the last day of each fiscal quarter thereafter, maintain at all times a Total Leverage Ratio in a ratio of not greater than the maximum ratios set forth below in respect to the corresponding dates noted below:

                  Date                                 Total Leverage Ratio
                  ----                                 --------------------

                  June 30, 2003                            2.50 to 1.0
                  September 30, 2003                       3.00 to 1.0
                  December 31, 2003                        2.55 to 1.0"


         3. FINANCIAL COVENANTS. Each of the Borrowers hereby agrees to provide Agent with such financial information and reports so as to permit Agent and Borrowers to establish the financial covenants set forth in Section 7.5 and
Section 8.6 of the Credit Agreement for periods subsequent to December 31, 2003 on mutually agreeable terms on or before December 31, 2003. In the event that the financial covenants are not timely established on terms acceptable to Agent in its sole discretion on or prior to December 31, 2003, such failure shall be deemed to be an Event of Default under the Credit Agreement and the Other Documents.

         4. AMENDMENT FEE. In consideration of the amendments set forth herein, Borrowers acknowledge, confirm and agree that Agent may charge and Borrowers shall pay an amendment fee in the amount of One Hundred Thousand ($100,000) Dollars, which amendment fee shall be fully earned as of the date hereof, shall not be subject to refund, rebate or proration for any reason whatsoever, and may be charged by Agent to Borrowers as of the date hereof.

         5. CONDITIONS TO EFFECTIVENESS. The effectiveness of this amendment and the agreement of Agent to the modifications and amendments set forth in this amendment are subject to the fulfillment of the following conditions precedent:

                  (a) Agent shall have received all fees and other amounts due and payable to Agent upon or prior to the effectiveness of this amendment;

                  (b) Each of the representations and warranties made by Borrowers in the Credit Agreement shall be true and correct in all material respects on and as of the date of this amendment; and

                  (c) No Event of Default shall have occurred and be continuing on the date of this amendment, or would exist after giving effect to the transactions contemplated under this amendment.

         6.       RELEASE.   In   consideration   of  this   agreement  and  the
performance thereof and other good and valuable consideration, each Borrower forever releases and discharges Agent, its affiliates, officers, directors, consultants, agents, and employees, and their respective successors and assigns (collectively the "Released Parties") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extent, executions, claims and demands whatsoever, in law, admiralty or equity, without defense, offset or counterclaim, which any Borrower, directly or indirectly, ever had or now or can, shall or may, have against any of the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever. Each Borrower expressly and explicitly acknowledges that it is aware of and is knowingly waiving any rights that he, she, or it may have against the Released Parties under the provisions of California Civil Code
Section 1542 (and any similar principle of law under any other applicable jurisdiction), which section reads as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

In addition to the foregoing, each of the Borrowers agrees to forever refrain and forbear from commencing, assisting, instituting, prosecuting or encouraging others to institute or prosecute any litigation, action, arbitration, administrative or other proceeding of any kind against any of the Released Parties directly or indirectly arising out of, resulting from or relating in any way to the subject matter of or the fact and course of conduct underlying the releases granted herein.

         7. NO OTHER MODIFICATIONS. Except as specifically set forth herein, no other amendments, changes or modifications to the Credit Agreement or the Other Documents are intended or implied, and, in all other respects, the Credit Agreement and the Other Documents shall continue to remain in full force and effect in accordance with their terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by the Agent of any other provision of the Credit Agreement or the Other Documents nor shall anything contained herein be construed as a consent by the Agent to any transaction other than those specifically consented to herein.

         8. NO THIRD PARTY BENEFICIARIES. The terms and provisions of this amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this amendment.

         9. COUNTERPARTS. This amendment may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged. This amendment may be executed and delivered via telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

         10. MERGER. This amendment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

         11. GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

                                    Very truly yours,

                                    GMAC COMMERCIAL FINANCE LLC,
                                    as Agent

                                    By:      /s/ Illegible
                                             ------------------------
                                    Title:   Sr. Vice President


ACKNOWLEDGED AND AGREED:

TARRANT APPAREL GROUP

By:        /s/ Patrick Chow
         -----------------------
         Patrick Chow
Title:   Chief Financial Officer


TAG MEX, INC.

By:        /s/ Patrick Chow
         -----------------------
         Patrick Chow
Title:   Chief Financial Officer



FASHION RESOURCE (TCL), INC.

By:        /s/ Patrick Chow
         -----------------------
         Patrick Chow
Title:   Chief Financial Officer


UNITED APPAREL VENTURES, LLC

By:        /s/ Patrick Chow
         -----------------------
         Patrick Chow
Title:   Manager